Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We have issued our reports dated May 7, 2009, and March 12, 2010, with respect to the consolidated financial statements of EyeWonder Incorporated and Subsidiaries contained in the Registration Statement and Prospectus. We consent to the use of the aforementioned reports in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption “Experts.”

/s/ GRANT THORNTON LLP

Atlanta, Georgia

March 31, 2010